SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2010

EXOBOX TECHNOLOGIES CORP
 (Exact Name of Registrant as Specified in its Charter)

Nevada	000-51689	88-0456274
(State of Incorporation orrganization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5780 Avenida Robledal
Pensacola, Florida	32504
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (850) 384-3009

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14z-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry into a Material Definitive Agreement

Exobox Technologies Corp (EXBX) and its wholly owned subsidiary SUEZ Technology Corp announced today that on November 26, 2010 they entered into a Letter of Intent with Kampa, etal, an Atlanta based group, which will result in the development, coding and selling of its technologies.

The completion of the Letter of Intent and expect to close the transaction once a definitive Agreement is completed within a couple of weeks, before the December 15 expiration date of the letter.

The terms of the Letter of Intent a $1,000,000 is due the company and participation in future continuing revenues.  The notes securing the technology will be paid off and a note payable to the company in the amount of $615,000 will be issued.  The Letter of Intent the company’s states that the company will receive continuing revenue of 2% to 3% of net profits of the Kampa group once the technology is coded and the initial development cost is recovered by Kampa.  The company will also receive 10% net profits from its software products Exodetect and Exowatch.

Exobox had previously had a previous Letter of Intent from a Kamp lead group that had expired on October 15, 2010.   Management anticipates that this is the best course of action given the companies current financial condition

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 1, 2010
EXOBOX TECHNOLOGIES CORP

By:	/s/ Carl Ulepich ---------------------------------- Carl Ulepich Secretary of the Board